  Exhibit 99.1

News Release

Brekford Announces Proposed Terms for Sale of Vehicle Services Business to LB&B Associates

- Consideration Includes $6.0 Million Plus 19.9% Equity Interest -

HANOVER, Maryland – December 23, 2016 – Brekford Corp. (OTCQX: BFDI), a leading public safety and security technology service provider of fully integrated automated traffic safety enforcement (“ATSE”) solutions, parking and traffic enforcement solutions, and an end-to-end suite of technology solutions for public safety vehicles and mobile workers, announced today that it has entered into a non-binding letter of intent (“LOI”) to sell substantially all assets, and certain specified liabilities, of its vehicle services business to LB&B Associates Inc. (“LB&B”), headquartered in Columbia, Maryland. LB&B is a diversified government services company operating in more than twenty-five states and the District of Columbia.

The LOI contains an exclusivity provision through January 20, 2017, during which time the Company has agreed it will not solicit, negotiate, entertain or accept any third-party proposals regarding the acquisition of the subject assets. The final transaction and closing is subject to approval by the respective boards of directors of LB&B and the Company. In consideration for the sale, as currently contemplated and subject to adjustment, LB&B would pay Brekford approximately $6 million. In addition, Brekford would receive a 19.9% equity interest in the entity that acquires the assets.

“We are thrilled about the prospect of completing this transaction with LB&B,” commented Rod Hillman, President and COO of Brekford. “The vision set forth in our previously announced letter of intent with Keystone Solutions is moving forward as contemplated. Brekford’s impeccable reputation as a leading public safety solutions provider will be magnified with the added resources, excellent management team, and national presence of LB&B. Additionally, our automated traffic safety enforcement (“ATSE”) business will benefit greatly, as the proceeds from the transaction will allow us to retire existing long-term debt and provide sufficient working capital to execute our aggressive international expansion strategy. We are already working closely with the Keystone and Firestorm management teams to introduce a completely new business strategy to the ATSE industry.”

The proposed sale is in keeping with the letter of intent signed between Brekford and Keystone Solutions, Inc. (“Keystone”) on December 6, 2016, with a condition to sell the vehicle upfitting business to a company with the resources to grow the business nationally. LB&B has been in business since 1992, and currently operates nationwide providing diversified services such as facilities management, transportation and distribution, security, simulation systems support and training, and base operations support for both federal government and private sector clients. Brekford’s longstanding reputation as a leader in public safety technology solutions for law enforcement and government agencies will provide an excellent enhancement to LB&B’s portfolio of services. Likewise, LB&B’s logistics capabilities and nationwide footprint will enable it to expand the public safety upfitting business dramatically in the coming years.

“LB&B has a decades-long track record and reputation for providing superior customer service to our government and commercial clients,” said Rick Franz, Executive Senior Vice President and co-owner of LB&B. “Adding Brekford’s vehicle upfitting services and public safety expertise, especially with state and local government agencies, provides us a platform for significant national growth of our business. With the new company formed by Brekford’s pending merger retaining a minority ownership interest in the upfitting business, it demonstrates a belief in the long-term potential. We look forward to working with the Brekford and Keystone management teams beyond the closing of this deal.”

The LOI is non-binding and any agreement is subject to the negotiation and execution of a definitive transaction agreement, which may vary from the terms set forth in the LOI. A final transaction also is anticipated to be subject to material conditions for a transaction of this nature. Accordingly, there can be no assurance that a definitive agreement will be reached by the companies or the final terms of any such agreement.

About Brekford Corp.

Brekford Corp. provides state-of-the art public safety technology and automated traffic enforcement solutions to municipalities, the U.S. military, various federal entities and other public safety agencies throughout the United States. Its services include automated speed and red light camera enforcement programs, parking enforcement solutions and an end-to-end suite of technology and equipment for public safety vehicle upfitting. Brekford's combination of upfitting services, cutting-edge technology, and automated traffic enforcement services offers a unique 360-degree solution for law enforcement agencies and municipalities.

The Company is headquartered in Hanover, Maryland, and its common stock is traded on the OTC Markets under the symbol "BFDI." Additional information on Brekford can be accessed online at www.brekford.com.

About LB&B Associates Inc.

LB&B Associates Inc. is a diversified services company operating in over twenty-five states, the District of Columbia, and overseas locations. Its services include facilities management, operations and maintenance, logistics support, simulation systems support and training, base operations support, and commercial support. More than 1,300 associates nationwide provide a broad range of services to federal agencies, state governments, commercial businesses, the military, NATO, hospitals, churches, research centers, and educational facilities. Key customers include the U.S. Navy, Air Force, Army, Marine Corps, GSA, National Archives, HHS, and DHS.
LB&B is headquartered in Columbia, Maryland. Additional information can be accessed online at www.lbbassociates.com.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of that term in Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "expect," "project," "intend," "plan," "believe," "target," "aim," "should," and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Forward-looking statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to us and reflect our current views concerning future events. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management's plans and assumptions are not realized; a reduction in industry profit margin; requirements or changes affecting the business in which we are engaged; our ability to successfully implement new strategies; operating hazards; competition and the loss of key personnel; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; and the general volatility of the market prices of our securities and general economic conditions. Readers are referred to the documents filed by Brekford Corp. with the SEC, specifically the Company's most recent reports filed on Form 10-K and Forms 10-Q, which further identify important risks, trends and uncertainties which could cause actual results to differ materially from the forward-looking statements in this press release. Brekford Corp. expressly disclaims any obligation to update any forward-looking statements.

Company contact:
Rod Hillman, President and COO
(443) 557-0200
investors@brekford.com